Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
2-34393, 811-1879

Certificate Redesignating Janus Mid Cap Value Fund is incorporated herein by reference to Exhibit 1(vv) to Post-Effective Amendment No. 123 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2009, accession number 0001035704-09-000005 (File No. 2-34393).

Certificate Redesignating Janus Small Cap Value Fund is incorporated herein by reference to Exhibit 1(ww) to Post-Effective Amendment No. 123 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2009, accession number 0001035704-09-000005 (File No. 2-34393).

Amendment to Certificate Redesignating Janus Mid Cap Value Fund is incorporated herein by reference to Exhibit 1(xx) to Post-Effective Amendment No. 123 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2009, accession number 0001035704-09-000005 (File No. 2-34393).

Amendment to Certificate Redesignating Janus Small Cap Value Fund is incorporated herein by reference to Exhibit 1(yy) to Post-Effective Amendment No. 123 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2009, accession number 0001035704-09-000005 (File No. 2-34393).

Certificate Redesignating INTECH Risk-Managed Stock Fund is incorporated herein by reference to Exhibit 1(zz) to Post-Effective Amendment No. 123 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2009, accession number 0001035704-09-000005 (File No. 2-34393).

Certificate Redesignating Janus Fundamental Equity Fund is incorporated herein by reference to Exhibit 1(aaa) to Post-Effective Amendment No. 123 to Janus Investment Fund's registration statement on Form N-1A, filed on February 27, 2009, accession number 0001035704-09-000005 (File No. 2-34393).